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                                                                      EXHIBIT 23

                          CONSENT OF ERNST & YOUNG LLP


We consent to the use of our report dated October 31, 2002 with respect to the consolidated financial statements and financial statement schedule of Amdocs Limited included in this Current Report on Form 6-K for the year ended September 30, 2002 and incorporated by reference in the following registration statements:

                              COMMISSION FILE NO.

                             Form S-8, No. 333-91847
                             Form S-8, No. 333-92705
                             Form S-8, No. 333-31506
                             Form S-8, No. 333-34104
                             Form S-8, No. 333-58454

                Form F-3 (and related Prospectus), No. 333-39278 Form F-3 (and related Prospectus), No. 333-44994 Form F-3 (and related Prospectus), No. 333-57036 Form F-3 (and related Prospectus), No. 333-67572


                                                           /s/ Ernst & Young LLP
New York, New York
December 24, 2002